EXHIBIT 4.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 24, 2006, among Asian Financial, Inc., a Wyoming corporation (the “Company”) and the investors identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.  Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2006 Make Good Shares” has the meaning set forth in Section 4.10(a).

“2007 ATNI” has the meaning set forth in Section 4.10(b).

“2007 EPS” has the meaning set forth in Section 4.10(b).

“2007 Make Good Shares” has the meaning set forth in Section 4.10(b).

“2008 ATNI” has the meaning set forth in Section 4.10(b).

“2008 EPS” has the meaning set forth in Section 4.10(b).

“2008 Make Good Shares” has the meaning set forth in Section 4.10(b).

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Additional Shares” has the meaning set forth in Section 4.16.

“Adjusted Unaudited Working Capital Amount” has the meaning set forth in Section 4.16.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or the State of California are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c).

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Current Assets” means the current assets of the Company, as determined in accordance with GAAP applying consistent principles, practices, methodologies and policies, as set forth in the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2006.

“Current Liabilities” means the current Liabilities of the Company, as determined in accordance with GAAP applying consistent principles, practices, methodologies and policies, as set forth in the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2006.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

"Escrow Agreement" means the Escrow Agreement, dated as of the date hereof, between the Company and the escrow agent (the “Escrow Agent”) set forth therein, in the form of Exhibit A hereto.

“Event Date” has the meaning set forth in Section 4.11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Guaranteed NI” has the meaning set forth in Section 4.10(a).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(n).

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Investor Deliverables” has the meaning set forth in Section 2.2(b).

“Investor Party” has the meaning set forth in Section 4.6.

“June 30th Audited Working Capital Amount” means the dollar amount of Current Assets minus Current Liabilities, as reflected in the audited consolidated financial statements of the Company for the fiscal year ended June 30, 2006.

“Liabilities” means any and all debts, liabilities, commitments and obligations of any kind of the Company, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Make Good Escrow Agreement” means the Make Good Escrow Agreement, dated as of the date hereof, among the Company, Roth Capital Partners, LLC, as agent, the escrow agent (the “Make Good Escrow Agent”) set forth therein and Wenhua Guo, in the form of Exhibit B hereto.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its material obligations under any Transaction Document.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means November 17, 2006.

“Per Share Purchase Price” equals $1.43182.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or to the knowledge of the Company threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit C hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares.

“Reorganization” means the transfer by Duoyuan Investments Limited, a British Virgin Islands company (“DIL”) of all of its equity interest in Duoyuan Digital Printing Technology Industry (China) Co., Ltd. (“Duoyuan China”) to the Company pursuant to the Equity Transfer Agreement, dated August 31, 2006, entered into by and among the Company (for purposes hereof, including the predecessor of the Company) and DIL, as a result of which Duoyuan China and its subsidiaries became a wholly-owned subsidiary of the Company, and Wenhua Guo, the sole shareholder of DIL, became the controlling shareholder of the Company.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities Act” means the Securities Act of 1933, as amended.

“Share Delivery Date” has the meaning set forth in Section 4.1(c).

“Shares” means the shares of Common Stock issued or issuable to the Investors pursuant to this Agreement.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Make Good Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE 2.
PURCHASE AND SALE

2.1.  Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Shares representing such Investor’s Investment Amount. The Closing shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, NY 10104 on the Closing Date or at such other location or time as the parties may agree.

2.2.  Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)  a certificate evidencing a number of Shares equal to such Investor’s Investment Amount divided by the Per Share Purchase Price, registered in the name of such Investor;

(ii)  the legal opinions, in agreed form, addressed to the Investors (which will include opinions reasonably acceptable to the Investors with respect to the Reorganization);

(iii)  the Registration Rights Agreement, duly executed by the Company;

(iv) the Make Good Escrow Agreement, duly executed by the Company; and

(v) the Escrow Agreement, duly executed by the Company.

(b)  At the Closing, each Investor shall deliver or cause to be delivered to the Company the following (the “Investor Deliverables”):

(i)  the Registration Rights Agreement, duly executed by such Investor; and

(ii) a completed Investor Questionnaire in the form attached to this Agreement as Exhibit D.

(c)  Within one Business Day following the date of this Agreement, each Investor shall cause to be delivered to the Escrow Agent, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose in accordance with the terms of the Escrow Agreement.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.  Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor:

(a)  Subsidiaries. The Company has no direct or indirect Subsidiaries other than as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)  Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)  Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected and which is filed as an exhibit to the SEC Reports, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing by the Company with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5, (v) those that have been made or obtained prior to the date of this Agreement, (vi) registrations, notices or filings required to be made in order to comply with the currency and exchange control requirements imposed by the Chinese government and/or Chinese law, if any, and (vii) post-closing securities filings or notifications required to be made under federal or state securities laws. Duoyuan China and the Company (as applicable) have made all filings and received all approvals required under the laws of the People’s Republic of China to duly effect the Reorganization.

(f)  Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. As of the Closing, the Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.

(g)  Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, is specified in the SEC Reports. Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)  SEC Reports; Financial Statements. Except as disclosed in the SEC Reports, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, to the knowledge of the Company, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in connection with the Subsidiaries. The financial statements of the Company and the Subsidiaries included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)  Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary (in his or her capacity as such).

(j)  Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary.

(k)  Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(l)  Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

(m)  Title to Assets. The Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(n)  Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(o)  Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and in the country in which the Company and the Subsidiaries operate. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such Subsidiaries’ respective lines of business.

(p)  Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(p), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company or any Subsidiary, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q)  Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is establishing disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and is designing such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-KSB or 10-QSB, as the case may be, is being prepared.

(r)  Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would generally be sufficient to pay the amounts on or in respect of its debt. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(s)  Certain Fees. Except as described in Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t)  Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form SB-2 promulgated under the Securities Act. Except as specified in Schedule 3.1(t), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(u)  Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)  Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Shares and the Investors’ ownership of the Shares.

(w)  No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(x)  Consultation with Auditors. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(y)  Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2.  Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)  Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)  Investment Intent. Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

(c)  Investor Status. At the time such Investor was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act. Such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. Such Investor acknowledges that an investment in the Shares is speculative and involves a high degree of risk.

(d)  General Solicitation. Such Investor is not purchasing the Shares as a result of any advertisement, article, notice, meeting or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)  Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.

(f)  Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or Roth Capital Partners, LLC regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)  Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of Roth Capital Partners, LLC or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(h)  Rule 144. Such Investor understands that the Shares (including the Additional Shares) must be held indefinitely unless such Shares and/or Additional Shares are registered under the Securities Act or an exemption from registration is available. Such Investor acknowledges that it is familiar with Rule 144 and that such Investor has been advised that Rule 144 permits resales only under certain circumstances. Such Investor understands that to the extent that Rule 144 is not available, such Investor will be unable to sell any Shares and/or Additional Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)  General. Such Investor understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Shares. Such Investor understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.  Transferability; Certificate. Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

(c)  Certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) following a sale or transfer of such Shares pursuant to an effective registration statement (including a Registration Statement), or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Shares are eligible for sale under Rule 144(k). If an Investor shall make a sale or transfer of Shares either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing Shares containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Share delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Shares that is free from all restrictive or other legends by the fifth Trading Day following the Share Delivery Date and (2) following such fifth Trading Day after the Share Delivery Date and prior to the time such Shares are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Shares (a "Buy-In"), then the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

4.2.  Furnishing of Information. As long as any Investor owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.  Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Shares to the Investors.

4.4.  Subsequent Registrations. Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

4.5.  Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6.  Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (in respect thereof, only those that lead to an allegation of indemnity hereunder) (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith if an allegation for indemnity hereunder follows) incurred in connection therewith, as such expenses are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.6 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.7.  Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.8.  Listing of Securities. The Company shall apply to have the Common Stock, including the Shares, traded on a Trading Market, and will take such other action as is necessary or desirable to cause the Shares to be listed on such Trading Market as promptly as possible, but in no event later than the Effective Date. The Company further covenants and agrees that following the time that the Common Stock, including the Shares, is traded on a Trading Market and before all the Shares are sold pursuant to a Registration Statement or applicable exemption under securities law, the Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market.

4.9.  Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

4.10.     Make Good Shares. (a) Wenhua Guo agrees that in the event the consolidated financial statements of the Company reflect less than $12,000,000.00 of After-Tax Net Income for the fiscal year ended June 30, 2006 (the “Guaranteed NI”), he will transfer to the Investors (through the Make Good Escrow Agent) on a pro rata basis for no consideration other than their part of their respective Investment Amount at Closing 37.5% of the number of Shares issued at Closing (the “2006 Make Good Shares”). In the event the audited consolidated financial statements of the Company reflect $12,000,000 or more of After-Tax Net Income for the fiscal year ended June 30, 2006, no transfer of the 2006 Make Good Shares shall be required by Wenhua Guo (through the Make Good Escrow Agent) to the Investors under this Section and such 2006 Make Good Shares shall be returned to Wenhua Guo in accordance with the Make Good Escrow Agreement. Any such transfer of the 2006 Make Good Shares under this Section shall be made to an Investor within 10 Business Days after the date which the 2006 audit report for the Company is filed with the Commission and otherwise in accordance with the Make Good Escrow Agreement.

(b) Wenhua Guo agrees that in the event that either (i) the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is less than $0.60 on a fully diluted basis (the “2007 EPS”) or (ii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is less than $16,000,000.00 (the “2007 ATNI”), he will transfer to the Investors (through the Make Good Escrow Agent) on a pro rata basis for no consideration other than their part of their respective Investment Amount at Closing 37.5% of the number of Shares issued at Closing (the “2007 Make Good Shares”). In the event that either (i) the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than $0.89 on a fully diluted basis (the “2008 EPS”) or (ii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than $23,900,000.00 (the “2008 ATNI”), Wenhua Guo agrees to transfer to the Investors (through the Make Good Escrow Agent) on a pro rata basis for no consideration other than their part of their respective Investment Amount at Closing 37.5% of the number of Shares issued at Closing (the “2008 Make Good Shares”). In the event that both the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is equal to or greater than the 2007 EPS and the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is equal to or greater than the 2007 ATNI, no transfer of the 2007 Make Good Shares shall be required by Wenhua Guo (through the Make Good Escrow Agent) to the Investors under this Section and such 2007 Make Good Shares shall be returned to Wenhua Guo in accordance with the Make Good Escrow Agreement. In the event that both the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is equal to or greater than the 2008 EPS and the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is equal to or greater than the 2008 ATNI, no transfer of the 2008 Make Good Shares shall be required by Wenhua Guo (through the Make Good Escrow Agent) to the Investors under this Section and such 2008 Make Good Shares shall be returned to Wenhua Guo in accordance with the Make Good Escrow Agreement. Any such transfer of the 2007 Make Good Shares or the 2008 Make Good Shares under this Section shall be made to an Investor within 10 Business Days after the date which the 2007, or 2008, as applicable, Annual Report on Form 10-KSB for the Company is filed with the Commission and otherwise in accordance with the Make Good Escrow Agreement.

(c) In connection with the foregoing, Wenhua Guo agrees that prior to the Closing, Wenhua Guo will deposit all potential 2006 Make Good Shares, 2007 Make Good Shares and 2008 Make Good Shares into escrow in accordance with the Make Good Escrow Agreement and the handling and disposition of the 2006 Make Good Shares, 2007 Make Good Shares and 2008 Make Good Shares shall be governed by this Section 4.10 and such Make Good Escrow Agreement.

4.11.  Related Party Transactions. By 9:00 a.m. (New York time) on the first Trading Day following December 31, 2006 (the “Event Date”), the Company shall issue a press release disclosing that any receivables and/or payables which are owing or owed to the Company by any related parties as of the date hereof shall have been satisfied in full. Following the Event Date, the Company shall no longer be a party to, or take part in, any related party transactions except those which (i) may be existing on the date hereof and (ii) which are set forth on Schedule 4.11. In the event of a failure to comply with the terms of this Section 4.11, then in addition to any other rights the Investors may have hereunder or under applicable law: on each monthly anniversary of the Event Date (if not cured by such date) until the Company is in compliance with this Section 4.11, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate Investment Amount paid by such Investor for Shares pursuant to this Agreement; provided, however, that the total amount of partial liquidated damages payable by the Company pursuant to this Section 4.11 shall be capped at an aggregate of 4% of the aggregate Investment Amount paid by the Investors under this Agreement. In no event will the Company be liable for liquidated damages under this Agreement in excess of 1.0% of the aggregate Investment Amount of the Investors in any 30-day period.

4.12.  Independent Board of Directors. The Company covenants and agrees that no later than (i) 180 days following the Closing Date and (ii) 30 days following the Effective Date, the Board of Directors of the Company shall be comprised of a majority of “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15).

4.13.  Chief Financial Officer. No later than 120 days following the Closing Date, the Company will hire a chief financial officer who is an expert in (i) United States generally accepted accounting principles and (ii) auditing procedures and compliance for United States public companies who has either previously acted as chief financial officer of a United States public company or been a partner in a United States accounting firm including its’ overseas offices and in such capacity was an audit partner for United States public companies. Such chief financial officer shall be entitled to an annual salary of no less than $130,000.00. By 9:00 a.m. (New York time) on the first Trading Day following the hiring of such chief financial officer, the Company will file a Current Report on Form 8-K disclosing the information required by Item 5.02 of Form 8-K.

4.14.  Investor Relations Firm. The Company will use commercially reasonable efforts to retain, by the 90th day following the Closing Date, a nationally recognized investor relations firm, including its’ overseas offices or subsidiaries.

4.15.  Dividends. Prior to the Closing Date, the Company shall not issue dividends on any of its capital stock.

4.16.  Additional Shares. If the June 30th Audited Working Capital Amount is less than $3,500,000 (the “Adjusted Unaudited Working Capital Amount”) then the Company shall immediately issue additional shares of Common Stock (the “Additional Shares”) to each Investor for no additional consideration, determined as follows: (a) the amount by which the Adjusted Unaudited Working Capital Amount exceeds the June 30th Audited Working Capital Amount, divided by (b) the Per Share Purchase Price. The number of Additional Shares issuable to each Investor shall be determined on a pro rata basis based on such Investor's Investment Amount. The Company shall notify the Investors in writing, no later than the Trading Day following the date on which the audit yielding the June 30th Audited Working Capital Amount has been completed, indicating therein the June 30th Audited Working Capital Amount and the amount, if any, of Additional Shares resulting therefrom.  The Additional Shares shall be entitled to the registration and other rights set forth in the Registration Rights Agreement and any Additional Shares not registered for resale shall also be afforded piggyback registration rights pursuant to Section 6(e) of the Registration Rights Agreement such that such Additional Shares may be included in any registration statement (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) filed by the Company.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.  Conditions Precedent to the Obligations of the Investors to Purchase Shares. The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)  Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)  Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

(e)  Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a);

(f)  Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5;

(g)  Equity Transfer. The Company shall have publicly disclosed via Edgar in a Form 8-K that the equity transfer contemplated by that certain Equity Transfer Agreement, dated August 31, 2006, by and between the Company (for purposes hereof, including the predecessor of the Company) and DIL, shall have occurred and the transactions contemplated by such Equity Transfer Agreement shall have closed; and

(h) Make Good Shares. Wenhua Guo shall deliver, or cause to be delivered, (i) to the Make Good Escrow Agent a stock certificate evidencing 18,502,896 shares of the Company's Common Stock, along with a stock power executed in blank and (ii) to the Company, the Make Good Escrow Agreement, duly executed by Mr. Guo.

5.2.  Conditions Precedent to the Obligations of the Company to sell Shares. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)  Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)  Investors Deliverables. Each Investor shall have delivered its Investors Deliverables in accordance with Section 2.2(b); and

(e) Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1.  Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

6.2.  Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.  Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via (i) facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via (i) facsimile at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Asian Financial, Inc. No. 3 Jinyuan Road Daxing District Industrial Development Zone Beijing, China 102600 Facsimile: 861060216825 Email: fionaicey@vip.sina.com Attn.: Fiona Feng

With a copy to:	Heller Ehrman LLP 35th Floor One Exchange Square 8 Connaught Place Central Hong Kong Facsimile: 852 2292-2200 Email: Simon.Luk@hellerehrman.com Attn.: Simon Luk

If to an Investor:	To the address set forth under such Investor’s name on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4.  Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

6.5.  Termination. This Agreement may be terminated prior to Closing:

(a)  by written agreement of the Investors and the Company, a copy of which shall be provided to the Escrow Agent; and

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(b)  by the Company or an Investor (as to itself but no other Investor) upon written notice to the other and to the Escrow Agent, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6.  Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the “Investors.”

6.8.  No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.6 (as to each Investor Party).

6.9.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

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6.10.  Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.11.  Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12.  Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.  Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14.  Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

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6.15.  Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16.  Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17.  Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18.  Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ASIAN FINANCIAL, INC.

By:	/s/ Wenhua Guo
Name: Wenhua Guo
Title: Chief Executive Officer

Only as to representations and warranties contained in Section 3.1 which are applicable to it as a Subsidiary:

DUOYUAN DIGITAL PRINTING TECHNOLOGY INDUSTRY(CHINA) CO., LTD.

By:	/s/ Wenhua Guo
Name: Wenhua Guo
Title: Chief Executive Officer

Only as to Section 4.10 and Section 5.1(h) herein:

/s/ Wenhua Guo
Wenhua Guo

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR INVESTORS FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

By:
Name:
Title:

Investment Amount: $_________________________

Tax ID No.:__________________________________

ADDRESS FOR NOTICE

c/o:_______________________________________

Street:_____________________________________

City/State/Zip:_______________________________

Attention:__________________________________

Tel:_______________________________________

Fax:_______________________________________

Email:______________________________________

DELIVERY INSTRUCTIONS
(if different from above)

c/o:_______________________________________

Street:_____________________________________

City/State/Zip:_______________________________

Attention:__________________________________

Tel:_______________________________________

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EXHIBIT A

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated October __, 2006 (“Escrow Agreement”), is entered into by and between Asian Financial, Inc., a Wyoming corporation (the "Company") and Wells Fargo Bank, National Association (the "Escrow Agent").

WHEREAS, the Company and Investors are entering into concurrently herewith a Securities Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which each Investor has agreed to purchase from the Company, and the Company has agreed to sell to each Investor, the number of Shares identified therein (capitalized terms used and not otherwise defined herein shall have the meanings given such terms on Annex A to this Escrow Agreement);

WHEREAS, pursuant to the Purchase Agreement, the Company and the Investors have agreed to establish an escrow on the terms and conditions set forth in this Escrow Agreement; and

WHEREAS, the Escrow Agent is willing to accept appointment as Escrow Agent for only the expressed duties outlined herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Proceeds to be Escrowed. A copy of the Purchase Agreement is attached as Exhibit A. All amounts provided by the Investors in connection with their acquisition of the Shares as set forth in the Purchase Agreement shall be deposited with the Escrow Agent in immediately available funds by federal wire transfer, such funds being referred to herein as the “Escrow Funds.” In addition, certificates representing the Shares (the “Escrowed Certificates”) shall be deposited by the Company with the Escrow Agent. The Escrow Funds shall be retained in escrow by the Escrow Agent in a separate account and invested as stated below. Pursuant to the Purchase Agreement, the Investors will be required to deposit their respective Escrow Funds directly to the Escrow Agent.

2. Identity of Investors. Concurrently with the execution of the Escrow Agreement, the Company shall furnish to the Escrow Agent the information comprising the identity of the Investors in the format set forth in the “List of Investors”, attached as Exhibit B, or in electronic spreadsheet format with the same information. All Escrow Funds shall remain the property of the Investors and shall not be subject to any liens or charges by the Company, or the Escrow Agent, or judgments or creditors' claims against the Company, until released to the Company as hereinafter provided. Escrow Agent will not use the information provided to it by the Company for any purpose other than to fulfill its obligations as Escrow Agent. The Company and the Escrow Agent will treat all Investor information as confidential.

3. Disbursement of Funds.

(a) The Escrow Agent shall continue to hold the Escrow Funds (other than the $4,000,000.00 referenced in Section 3(c) below) delivered for deposit hereunder by an Investor until the earlier of: (1) receipt of such Investor’s written notice evidencing termination under Section 6.5 of the Purchase Agreement (a “Termination Election”), and (2) receipt of both (x) written notice from the Company that the conditions to closing under Section 5.1 of the Purchase Agreement shall have been satisfied and (y) joint written notice from the Company and Roth Capital Partners, LLC, who acted as placement agent in connection with the transactions contemplated by the Purchase Agreement, to effect the Closing.

(b) If the Escrow Agent shall receive the Termination Election of an Investor prior to its receipt of the notices contemplated under Section 3(a)(2), then the Escrow Agent shall return the Escrow Funds delivered by such Investor as directed by such Investor and shall return the Escrowed Certificates in respect of such Investor to the Company. If the Escrow Agent shall receive the notices contemplated under Section 3(a)(2) prior to the Termination Election of an Investor, then the Escrow Agent shall disburse the portion of the Escrow Funds for which the foregoing is the case in accordance with Exhibit C to this Escrow Agreement and shall deliver the Escrowed Certificates as per the instructions of the non-terminated Investors to the address for each such Investor specified in Exhibit B to this Escrow Agreement.

(c) Following the Closing, if any, an aggregate of $4,000,000.00 (which shall form a part of the Escrow Funds) shall continue to be held in the escrow account following disbursement of the balance of the Escrow Funds in accordance with Exhibit C to this Escrow Agreement. The $4,000,000.00 shall be released and disbursed as follows: (i) $2,000,000.00 shall be released by the Escrow Agent to the Company upon the Escrow Agent’s receipt of joint written notice from the Company and Roth Capital Partners, LLC that the Company has complied with Section 4.12 of the Purchase Agreement (the “Director Escrow Amount”) and (ii) $2,000,000.00 shall be released by the Escrow Agent to the Company upon the Escrow Agent’s receipt of joint written notice from the Company and Roth Capital Partners, LLC that the Company has complied with Section 4.13 of the Purchase Agreement (the “CFO Escrow Amount”). If for any reason, or for no reason whatsoever, the Escrow Agent does not receive the joint written notice relating to the Director Escrow Amount prior to the two year anniversary of the Closing Date, the Escrow Agent shall disburse such Director Escrow Amount pro-rata among the Investors in accordance with their relative Investment Amounts on the Closing Date as set forth on Exhibit B to this Escrow Agreement. If for any reason, or for no reason whatsoever, the Escrow Agent does not receive the joint written notice relating to the CFO Escrow Amount prior to the two year anniversary of the Closing Date, the Escrow Agent shall disburse such CFO Escrow Amount pro-rata among the Investors in accordance with their relative Investment Amounts on the Closing Date as set forth on Exhibit B to this Escrow Agreement.

(d) This Escrow Agreement shall terminate and be of no further force or effect on the earlier of (i) disbursement of both the Director Escrow Amount and the CFO Escrow Amount to the Company and (ii) the two year anniversary of the Closing Date.

4. Duty and Limitation on Liability of the Escrow Agent. The sole duty of the Escrow Agent shall be to receive the Escrow Funds and the Escrowed Certificates and to hold them subject to release, in accordance herewith, and the Escrow Agent shall be under no duty to determine whether the Company is complying with requirements of the Escrow Agreement or the Purchase Agreement. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in the Escrow Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with the Escrow Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice with respect to any question arising under the Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

In no event shall the Escrow Agent be liable, directly or indirectly, for any (i) damages or expenses arising out of the services provided hereunder, other than damages which result from the Escrow Agent’s gross negligence or willful misconduct, or (ii) special or consequential damages, even if the Escrow Agent has been advised of the possibility of such damages.

The Escrow Agent shall be obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature, and shall under no circumstances be deemed to be a fiduciary to the Company, Roth Capital Partners, LLC or any other person. The Escrow Agent shall not assume any responsibility for the failure of the Company to perform in accordance with this Escrow Agreement. This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be implied by nor inferred from the terms of any other agreement, including, without limitation, the Purchase Agreement.

Under no circumstances shall the Escrow Agent be expected or required to use, risk or advance its own funds in the performance of its duties or exercise of its rights hereunder.

5. Escrow Agent's Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit D, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by the Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under the Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in the Escrow Agreement, or there is any assignment of interest in the subject matter of the Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to the Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company.

6. Investment of Proceeds.  The Escrow Funds shall be credited by Escrow Agent and recorded in an escrow account. During the period of this escrow as contemplated in Section 3(d), Escrow Agent is hereby authorized by the Company to deposit, transfer, hold and invest all funds received under this Escrow Agreement, including principal and interest in Wells Fargo Money Market Deposit Account Fund in accordance with Exhibit F to this Escrow Agreement. Escrow Agent may invest the Escrow Funds in alternative investments in accordance with written instructions as may from time to time be provided to Escrow Agent and signed by the Company. Any interest received by Escrow Agent with respect to the Escrow Funds, including reinvested interest shall become part of the Escrow Funds, and shall be disbursed to the Company as directed in writing by the Company. For tax reporting purposes, all interest or other taxable income earned on the Escrow Funds in any tax year shall be taxable to the Company.

The Company shall within thirty (30) days after the date hereof, provide Escrow Agent with certified tax identification numbers by furnishing appropriate IRS forms W-9 or W-8 and other forms and documents that Escrow Agent may reasonably request. The Company understands that if such tax reporting documentation is not so certified to Escrow Agent, Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Escrow Funds pursuant to this Escrow Agreement.

To the extent that Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, Escrow Agent shall satisfy such liability to the extent possible from the Escrow Funds. The Company agrees to indemnify and hold Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against Escrow Agent on or with respect to any payment or other activities under this Escrow Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the gross negligence or willful misconduct of the Escrow Agent.

The Company acknowledges that Escrow Agent is not providing investment supervision, recommendations or advice.

7. Notices. All notices, requests, demands, and other communications under the Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:	Asian Financial, Inc. No. 3 Jinyuan Road Daxing District Industrial Development Zone Beijing, China 102600 Attention: Fiona Feng Facsimile: 861060216825

If to Escrow Agent:	Wells Fargo Bank, National Association Corporate Trust Services 707 Wilshire Blvd., 17th Floor Los Angeles, CA 90017 Attention: Kyle Lim Facsimile: (213) 614-3355

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

8. Indemnification of Escrow Agent: The Company hereby indemnifies and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to the Escrow Agreement or any transaction to which the Escrow Agreement relates unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Escrow Agent.

9. Successors and Assigns. Except as otherwise provided in the Escrow Agreement, no party hereto shall assign the Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto, each Investor and Roth Capital Partners, LLC and any such attempted assignment without such prior written consent shall be void and of no force and effect. The Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

10. Governing Law; Jurisdiction. The Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

11. Severability. In the event that any part of the Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of the Escrow Agreement shall remain in full force and effect.

12. Amendments; Waivers. The Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by each of the Company, the Escrow Agent, Roth Capital Partners, LLC and each Investor. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in the Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of the Escrow Agreement.

13. Entire Agreement. The Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

14. Section Headings. The section headings in the Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Escrow Agreement.

15. Counterparts. The Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

16. Resignation. Escrow Agent may resign upon 30 days advance written notice to the Company. If a successor escrow agent is not appointed within the 30-day period following such notice, Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Escrow Funds with such court, whereupon Escrow Agent’s duties hereunder shall terminate.

17. Authorized Signers. The Company will execute Exhibit E-1 and deliver an executed Exhibit E-2 to this Escrow Agreement concurrent with the execution hereof.

18. Third-Party Beneficiaries.This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity, except for the Investors and Roth Capital Partners, LLC.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused the Escrow Agreement to be executed the day and year first set forth above.

Asian Financial, Inc.

By: Wenhua Guo
Its: Chief Executive Officer

Wells Fargo Bank, National Association, as Escrow Agent

By: Kyle Lim
Its: Assistant Vice President

EXHIBIT B

MAKE GOOD ESCROW AGREEMENT

This Make Good Escrow Agreement (the "Make Good Agreement"), dated effective as of October __, 2006, is entered into by and among Asian Financial, Inc., a Wyoming corporation (the "Company"), Roth Capital Partners, LLC, as agent (“Roth”), Wenhua Guo in his individual capacity ("Guo"), and Wells Fargo Bank, National Association (hereinafter referred to as "Escrow Agent").

WHEREAS, each of the investors (the “Investors”) to the private offering of securities of the Company has entered into a Securities Purchase Agreement, dated October __, 2006 (the "SPA"), evidencing their participation in the Company's private offering (the "Offering") of securities. As an inducement to the Investors to participate in the Offering and as set forth in the SPA, Guo agreed to place the "Escrow Shares" (as hereinafter defined) into escrow for the benefit of the Investors in the event the Company failed to satisfy certain earnings per share and/or After-Tax Net Income thresholds.

WHEREAS, pursuant to the requirements of the SPA, the Company and Guo have agreed to establish an escrow on the terms and conditions set forth in this Make Good Agreement;

WHEREAS, Roth has agreed to act as agent for the Investors in connection with this Make Good Agreement pursuant to the terms and conditions of that certain Agency Agreement, dated as of the date hereof, by and among Roth and the Investors;

WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Make Good Agreement; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings assigned them in the SPA;

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Appointment of Escrow Agent. Guo and the Company hereby appoint Wells Fargo Bank, National Association as Escrow Agent to act in accordance with the terms and conditions set forth in this Make Good Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2. Establishment of Escrow. Upon the execution of this Make Good Agreement, Guo shall deliver, or cause to be delivered, to the Escrow Agent a stock certificate evidencing 18,502,896 shares (the "Escrow Shares") of the Company's common stock, par value $0.001 per share, along with a stock power executed in blank.

3. Representations of Guo. Guo hereby represents and warrants to Roth as follows:

(i) The Escrow Shares are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all pledges, liens and encumbrances.

(ii) Performance of this Make Good Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of Guo pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon Guo, other than such breaches, defaults or liens which would not have a material adverse effect taken as a whole.

4. Disbursement of Escrow Shares.

a. Fiscal Year Ended June 30, 2006. Guo agreed with the Investors that in the event the consolidated financial statements of the Company reflect less than $12,000,000.00 of After-Tax Net Income for the fiscal year ended June 30, 2006 (the "Guaranteed NI"), Guo would transfer, or cause to be transferred, to the Investors on a pro rata basis for no consideration other than their part of their respective Investment Amount at Closing 37.5% of the number of Shares issued at Closing. In the event that the Guaranteed NI is not achieved based on the Company's consolidated financial statements for the fiscal year ended June 30, 2006, as filed with the Commission, the Company has agreed that Roth will provide written instruction to the Escrow Agent to issue and deliver certificates evidencing a total of 6,167,632 of the Escrow Shares to the Investors, in an amount to each Investor as set forth on Exhibit A attached hereto, on a pro rata basis (based upon each Investor’s Investment Amount indicated on such Investor’s signature page to the SPA) within ten (10) business days after the date which the 2006 audit report for the Company is filed with the Commission. The Escrow Agent need only rely on the letter of instruction from Roth in this regard and will disregard any contrary instructions. If the consolidated financial statements of the Company reflect $12,000,000 or more of After-Tax Net Income for the fiscal year ended June 30, 2006, Roth shall provide written instructions to the Escrow Agent for the release of 6,167,632 of the Escrow Shares to Guo or to the registered holder of such shares who originally deposited such shares with the Escrow Agent.

b. Fiscal Year Ending June 30, 2007. Guo agreed with the Investors that in the event either: (i) the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is less than $0.60 on a fully diluted basis (the “2007 EPS”) or (ii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is less than $16,000,000.00 (the “2007 ATNI”), Guo would transfer, or cause to be transferred, to the Investors on a pro rata basis for no consideration other than their part of their respective Investment Amount at Closing 37.5% of the number of Shares issued at Closing. In the event that either (i) the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is less than the 2007 EPS or (ii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is less than the 2007 ATNI, the Company has agreed that Roth will provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver certificates evidencing a total of 6,167,632 of the Escrow Shares to the Investors, in an amount to each Investor as set forth on Exhibit A attached hereto, on a pro rata basis (based upon each Investor’s Investment Amount indicated on such Investor’s signature page to the SPA) within 10 Business Days after the date which the Annual Report on Form 10-KSB for the Company for the fiscal year ending June 30, 2007 is filed with the Commission. The Escrow Agent need only rely on the letter of instruction from Roth in this regard and will disregard any contrary instructions. In the event that both the (i) earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is equal to or greater than the 2007 EPS and (ii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is equal to or greater than the 2007 ATNI, Roth shall provide written instructions to the Escrow Agent for the release of 6,167,632 of the Escrow Shares to Guo or to the registered holder of such shares who originally deposited such shares with the Escrow Agent.

c. Fiscal Year Ending June 30, 2008. Guo agreed with Investors that in the event either: (i) the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than $0.89 on a fully diluted basis (the “2008 EPS”) or (ii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than $23,900,000.00 (the “2008 ATNI”), Guo would transfer, or cause to be transferred, to the Investors on a pro rata basis for no consideration other than their part of their respective Investment Amount at Closing 37.5% of the number of Shares issued at Closing. In the event that either (i) the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than the 2008 EPS or (ii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than the 2008 ATNI, the Company has agreed that Roth will provide written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver certificates evidencing a total of 6,167,632 of the Escrow Shares to the Investors, in an amount to each Investor as set forth on Exhibit A attached hereto, on a pro rata basis (based upon each Investor’s Investment Amount indicated on such Investor’s signature page to the SPA) within 10 Business Days after the date which the Annual Report on Form 10-KSB for the Company for the fiscal year ending June 30, 2008 is filed with the Commission. The Escrow Agent need only rely on the letter of instruction from Roth in this regard and will disregard any contrary instructions. In the event that both the (i) earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is equal to or greater than the 2008 EPS and (ii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is equal to or greater than the 2008 ATNI, Roth shall provide written instructions to the Escrow Agent for the release of 6,167,632 of the Escrow Shares to Guo or to the registered holder of such shares who originally deposited such shares with the Escrow Agent.

5. Duration. This Make Good Agreement shall terminate on the sooner of (i) the distribution of all the Escrow Shares or (ii) three years from the date hereof. The Company agrees to provide the Escrow Agent written notice of the filing with the Commission of any financial statements or reports referenced herein.

6. Escrow Shares. If any Escrow Shares are deliverable to the Investors pursuant to the SPA and in accordance with this Make Good Agreement, (i) Guo covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Escrow Shares from Guo to the Investors and (ii) following its receipt of the documents referenced in Section 6(i), the Company covenants and agrees to promptly reissue such Escrow Shares in the applicable Investor’s name and deliver the same as directed by such Investor. Until such time as (if at all) the Escrow Shares are required to be delivered pursuant to the SPA and in accordance with this Make Good Agreement, any dividends payable in respect of the Escrow Shares and all voting rights applicable to the Escrow Shares shall be retained by Guo.

7. Interpleader. Should any controversy arise among the parties hereto with respect to this Make Good Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent and/or Roth shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent and/or Roth are also each hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing either Escrow Agent or Roth. If Escrow Agent or Roth is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 7 shall be filed in any court of competent jurisdiction in the State of New York or the State of California, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent and Roth shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Make Good Agreement with respect to the Escrow Shares and any other obligations hereunder.

8. Exculpation and Indemnification of Escrow Agent and Roth.

(a) Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Make Good Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Make Good Agreement and instructions to Escrow Agent pursuant to the terms of this Make Good Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof. Roth’s sole obligation under this Make Good Agreement is to provide written instruction to Escrow Agent (following such time as the Company files certain periodic financial reports as specified in Section 4 hereof) directing the distribution of the Escrow Shares. Roth will provide such written instructions upon review of the relevant earnings per share and/or After-Tax Net Income amount reported in such periodic financial reports as specified in Section 4 hereof. Roth is not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related thereto. In the event of any actual or alleged mistake or fraud of the Company, its auditors or any other person (other than Roth) in connection with such financial reports of the Company, Roth shall have no obligation or liability to any party hereunder.

(b) Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Make Good Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

(c) The Company and Guo each hereby, jointly and severally, indemnify and hold harmless each of Escrow Agent, Roth and any of their principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent or Roth in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Make Good Agreement or the services of Escrow Agent or Roth hereunder; except, that if Escrow Agent or Roth is guilty of willful misconduct, gross negligence or fraud under this Make Good Agreement, then Escrow Agent or Roth, as the case may be, will bear all losses, damages and expenses arising as a result of such willful misconduct, gross negligence or fraud. Promptly after the receipt by Escrow Agent or Roth of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent or Roth, as the case may be, will notify the other parties hereto in writing. For the purposes hereof, the terms "expense" and "loss" will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 8 shall survive the termination of this Make Good Agreement.

9. Compensation of Escrow Agent. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Make Good Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Make Good Agreement, or there is any assignment of interest in the subject matter of this Make Good Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Make Good Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

10. Resignation of Escrow Agent. At any time, upon ten (10) days' written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

11. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Make Good Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

12. Notice. All notices, communications and instructions required or desired to be given under this Make Good Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature page hereto.

13. Execution in Counterparts. This Make Good Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Assignment and Modification. This Make Good Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Make Good Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Make Good Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Make Good Agreement. This Make Good Agreement may be amended or modified only in writing signed by all of the parties hereto.

15. Applicable Law. This Make Good Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

16. Headings. The headings contained in this Make Good Agreement are for convenience of reference only and shall not affect the construction of this Make Good Agreement.

17. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Make Good Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

18. Authorized Signers. The Company will execute Exhibit C-1 and deliver an executed Exhibit C-2 to this Make Good Agreement concurrent with the execution hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have duly executed this Make Good Agreement as of the date set forth opposite their respective names.

COMPANY: ASIAN FINANCIAL, INC.

By:
Name: Wenhua Guo Title: Chief Executive Officer

Address: WENHUA GUO: Address:

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOR OTHER PARTIES FOLLOWS]

ESCROW AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Kyle Lim Title: Assistant Vice President

Address: 707 Wilshire Blvd, 17th Floor Los Angeles, CA 90017 AGENT: ROTH CAPITAL PARTNERS, LLC

By:
Name: Title:

Address:

 EXHIBIT C

Registration Rights Agreement

(Filed as Exhibit 4.1 to the Form 8-K dated October 25, 2006.)

C-1

EXHIBIT D

Investor Questionnaire

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To: [Investor’s name and address]

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $0.001 per share, (the “Common Stock”) of Asian Financial, Inc. (the “Shares”). The Shares are being offered and sold by Asian Financial, Inc. (the “Company”) without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Shares to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

IMPORTANT: FAILURE TO COMPLETELY AND ACCURATELY ANSWER ALL OF THESE QUESTIONS WILL DELAY THE ISSUANCE OR REGISTRATION OF YOUR SHARES OR MAKE SUCH ISSUANCE OR REGISTRATION IMPOSSIBLE.

A. BACKGROUND INFORMATION

Name [EXACT NAME AS IT WILL APPEAR ON THE STOCK CERTIFICATE; IF MULTIPLE CERTIFICATES ARE TO BE PROVIDED, PLEASE SPECIFY]:_______________________________________________________________________________________________________

Business Address:__________________________________________________________________________________________________________
                                                                                          (Number and Street)

_________________________________________________________________________________________________________________________
(City)                                                                                  (State)     (Zip Code)

Telephone Number: (___) ____________________________________________________________________________________________________

Residence Address:_________________________________________________________________________________________________________
                                                                                         (Number and Street)

________________________________________________________________________________________________________________________________
(City)                                                                                 (State)     (Zip Code)

Telephone Number: (___) ____________________________________________________________________________________________________

If an individual:

Age:_________    Citizenship:_________  Where registered to vote:________________

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:______________________________________________________________________________

State of formation:________________________          Date of formation: ___________________________

Social Security or Taxpayer Identification No.____________________________________________________

Send all correspondence to (check one): ____ Residence Address                ____ Business Address

Email address of contact person: ___________________________

Current ownership of securities of the Company:

__________ shares of common stock, par value $0.001 per share (the “Common Stock”) options to purchase __________ shares of Common Stock.

Please identify the number of shares that you or your organization will beneficially own immediately after Closing, identifying the Shares purchased by your or your organization pursuant to this Purchase Agreement and those shares purchased by your or your organization through other transactions:

Shares purchased pursuant to this Purchase Agreement: _______________

Shares purchased by your or your organization through other transactions: _______________

Total: ________________

BENEFICIAL OWNERSHIP INFORMATION: Please describe the beneficial ownership of the shares owned by you or your organization. If the Investor is a partnership, limited liability company or similar entity, please identify the individual or individuals with ultimate voting and dispositive power over such shares, typically the investment manager or investment advisor with primary responsibility for this investment. This information is available from your compliance officer or general counsel. THE COMPANY WILL NOT BE ABLE TO REGISTER YOUR SHARES WITHOUT THIS IMPORTANT INFORMATION.

Exception: This information need not be provided if the Investor is a publicly traded company.
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________

Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates?

☐ Yes ☐ No

If yes, please indicate the nature of any such relationships below:
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________

B. STATUS AS ACCREDITED INVESTOR

The undersigned is an “accredited investor” as such term is defined in Regulation D under the Act, as at the time of the sale of the Shares the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):1

____ (1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

____ (2) a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

____ (3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

____ (4) a natural person whose individual net worth1 , or joint net worth1  with that person’s spouse, at the time of such person’s purchase of the Shares exceeds $1,000,000;

____ (5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ (6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

____ (7) an entity in which all of the equity owners are accredited investors (as defined above).

C. REPRESENTATIONS

The undersigned hereby represents and warrants to the Company as follows:
_______________
1 As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for deception, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

1.
Any purchase of the Shares would be as principal for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2.
The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Shares by the undersigned.

3.	There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

4.
The undersigned acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the prospectus forming a part of the Registration Statement (as such terms are defined in the Securities Purchase Agreement to which this Questionnaire is attached), subject to the provisions in Section 2(c) of the Registration Rights Agreement, which is attached as Exhibit A to the Securities Purchase Agreement. The undersigned is aware that, in such event, the Shares will not be subject to ready liquidation, and that any Shares purchased by the undersigned would have to be held during such suspension. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned’s net worth and financial circumstances, and any purchase of the Shares will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Shares.

5.
The undersigned has carefully considered the potential risks relating to the Company and a purchase of the Shares, and fully understands that the Shares are speculative investments which involve a high degree of risk of loss of the undersigned’s entire investment. Among others, the undersigned has carefully considered each of the risks identified in the Transaction Documents.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this ____ day of [________], 2006, and declares under oath that it is truthful and correct.

__________________________________________
Print Name

By: _______________________________________________
Signature

Title: _____________________________________________
(required for any purchaser that is a corporation, partnership, trust or other entity)